Exhibit 10.36

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by and from Green Plains Obion LLC, a Tennessee limited liability company, “Grantor”

to YALE RILEY, “Trustee”

for the benefit of BNP PARIBAS,
in its capacity as Pari Passu Agent, “Beneficiary”

Dated as of April 5, 2018

Location:2098 McDonald Road
Municipality:Rives
County:Obion
State:Tennessee
Parcel ID No.:113-018.01
Legal Description:See Exhibit A attached.

074658.01286/106566085v.2

CHD-719803-4US-DOCS\94696438.5

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS HEREBY INCREASED FROM $36,729,764.98 TO $99,960,000.00.  ACCORDINGLY, THE MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $63,230,235.02.  REFERENCE FOR PRIOR PAYMENT OF TENNESSEE RECORDING TAX ON INDEBTEDNESS OF $36,729,764.98 IS MADE TO UCC FINANCING STATEMENT FILED IN THE OFFICE OF THE TENNESSEE SECRETARY OF STATE ON AUGUST 29, 2017, AND ASSIGNED FILE NO: 427431418.  COPY OF PAID TAX RECEIPT ATTACHED.

PURSUANT TO T.C.A. §47-9-323 AND §47-28-104(b) NOTICE IS HEREBY GIVEN THAT THIS DEED OF TRUST SECURES FUTURE ADVANCES WHICH ARE OBLIGATORY AND WHICH ARE FOR COMMERCIAL PURPOSES.

PURSUANT TO T.C.A. §47-9-502(c) THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING AND IS TO BE INDEXED IN THE REAL PROPERTY RECORDS

BENEFICIARY EXPRESSLY OBJECTS TO THE PRIORITY OF ANY MECHANICS OR MATERIALMEN’S LIENS IMPOSED SUBSEQUENT TO THE DATE OF RECORDATION OF THIS DEED OF TRUST AS SUCH PRIORITY MAY BE OTHERWISE ALLOWED PURSUANT TO THE TERMS OF T.C.A. §66-11-108.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN, AND ALSO CONSTITUTES A FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING UNDER TENNESSEE CODE ANNOTATED § 47-9-502.  GRANTOR IS THE RECORD OWNER OF THE LAND.  THE NAMES AND ADDRESSES OF THE DEBTOR (“GRANTOR” HEREIN) AND SECURED PARTY (“BENEFICIARY” HEREIN) ARE SET FORTH HEREIN.

NOTICE:  This deed of trust secures credit in an amount not to exceed $99,960,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed trust deeds and liens.

SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Deed of Trust”) is made as of April 5, 2018 by and among Green Plains Obion LLC, a Tennessee limited liability company (together with its successors and permitted assigns, “Grantor”), having an address at 1811 Aksarben Drive, Omaha, NE 68106, to YALE RILEY , a resident of Davidson County, Tennessee (“Trustee”), having an address at 6840 Carothers Parkway, Suite 200, Franklin, TN  37067, for the benefit of BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Beneficiary”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Deed of Trust that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Deed of Trust as it is given in the Term Loan Intercreditor Agreement.

B.Grantor is one of the New Grantors under the Term Loan Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Grantor executes and delivers this Deed of Trust to secure the Guaranteed Obligations on a pari passu basis  (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Deed of Trust, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Grantor to Trustee, as trustee, for the benefit of Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Deed of Trust”), and the First Lien Deed of Trust shall be prior and superior to this Deed of Trust.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Grantor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, THE GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS,

TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF PARI PASSU AGENT, AND GRANTS PARI PASSU AGENT (for the benefit of the Secured Parties) A SECURITY INTEREST IN the real estate legally described in Exhibit A hereto (the “Land”) in Obion County (the “County”), Tennessee (the “State”); together (i) with all right, title and interest, if any, that the Grantor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”); and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Grantor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Grantor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Grantor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Grantor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Grantor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Grantor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Grantor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Grantor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Deed of Trust shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Grantor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Trustee and the Pari Passu Agent, their respective beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Grantor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Grantor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Deed of Trust, (a) the Grantor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Grantor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Grantor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Deed of Trust shall constitute a security agreement, fixture filing and financing statement, from the date of the filing of this Deed of Trust for record with the Recorder of Obion County, Tennessee, pursuant to Sections 9-334, 9-502 and 9-516 of the Code.  The information provided in this section is provided in order that this Deed of Trust shall comply with the requirements of the Code, for a deed of trust instrument to be filed as a financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Grantor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Grantor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Pari Passu Agent may file this Deed of Trust, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Grantor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

THIS DEED OF TRUST IS GIVEN FOR COMMERCIAL PURPOSES AND FOR THE PURPOSE OF CREATING A LIEN ON THE MORTGAGED PROPERTY IN ORDER TO SECURE NOT ONLY ANY EXISTING INDEBTEDNESS OR ADVANCES MADE CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF, BUT ALSO FUTURE ADVANCES, WHETHER SUCH ADVANCES ARE OBLIGATORY, OR TO BE MADE AT THE OPTION OF LENDERS, OR BOTH, AND WHETHER MADE BEFORE OR AFTER DEFAULT OR MATURITY OR OTHER SIMILAR EVENTS, TO THE SAME EXTENT AS IF SUCH FUTURE ADVANCES WERE MADE ON THE DATE OF THE EXECUTION OF THIS SECURITY INSTRUMENT, ALTHOUGH THERE MAY BE NO ADVANCE MADE AT THE TIME OF THE EXECUTION HEREOF AND ALTHOUGH THERE MAY BE NO INDEBTEDNESS OUTSTANDING AT THE TIME ANY ADVANCE IS MADE AS PROVIDED BY T.C.A. SECTION 47-28-102.  THIS NOTICE REFERENCING OBLIGATORY FUTURE ADVANCES IS FOR PURPOSES OF COMPLYING WITH T.C.A. SECTION 47-28-104 AND NO OTHER INFERENCE IS TO BE PRESUMED HEREUNDER. NOTWITHSTANDING THE REDUCTION OF THE AMOUNT(S) SECURED HEREBY AT ANY TIME TO ZERO, THIS DEED OF TRUST SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS RELEASE OR SATISFACTION THEREOF IS FILED OR RECORDED BY AGENT.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Grantor warrants, represents, and covenants to Beneficiary and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Grantor shall preserve and protect the second priority lien of this Deed of Trust.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Beneficiary).

Section 3.2 Payment of Taxes on this Deed of Trust

.  Without limiting any provision of the ABL Loan Documents, the Grantor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Grantor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Grantor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Grantor is required or elects to pay under this Section.  The Grantor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Deed of Trust shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Grantor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Grantor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Grantor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Grantor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling

Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Grantor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from a financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Grantor ceases to be financially sound and reputable, in which case, the Grantor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Grantor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Grantor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Grantor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Grantor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Grantor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Deed of Trust.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Deed of Trust that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may immediately foreclose this Deed of Trust by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust by judicial procedure or in connection with the exercise of any non-judicial power of sale by the Trustee may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in such foreclosure proceeding.  The receiver shall have all of the rights and powers permitted under the laws of the State of Tennessee. Grantor will pay unto Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs, and Administrative Agent’s compensation, incurred pursuant to the provisions of this Section 4(a), and any such amounts paid by Agent shall be added to the Obligations Secured and shall be secured by this Deed of Trust.  Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of the ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.  If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Agent, and Grantor hereby specifically consents to the entry of such judgment or decree.  Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Administrative Agent and its attorneys and agents, and all such expenses and compensation, until paid, shall become part of the Obligations Secured and shall be secured by this Deed of Trust.

(c) Foreclosure by Power of Sale.

 (i)If the Obligations Secured by this Deed of Trust are paid with interest when due, and if the agreements contained in this Deed of Trust and Loan Documents are faithfully performed, then this Deed of Trust shall be void, and the Mortgaged Property shall be released at the cost of Grantor.  Upon the occurrence of  an Event of Default, and at any time thereafter, in addition to the other remedies provided for herein, the Trustee, or the Agent or successor of Trustee, at the request of the Agent, shall proceed to sell the Mortgaged Property, or any part of the Mortgaged Property, at public venue, to the highest bidder, by the STATUTORY POWER OF SALE granted herein, at the front door of the Obion County Courthouse in Union City, Tennessee, for cash, in bar of all statutory and equitable rights of redemption, homestead, dower, and any and all other rights and exceptions of every kind, all of which are hereby waived by the Grantor, in order to pay the Obligations Secured, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney’s fees, provided the Trustee shall first give the required legal notice of the time, terms and place of sale, and a description of the Mortgaged Property to be sold.  Advertisement of sale shall be made at least three (3) different times in a newspaper published in the county where the sale is to be made. The first publication is to be at least twenty (20) days prior to the sale and such sale shall occur between the hours of 10:00 a.m. and 4:00 p.m. on the day fixed in the notice. Grantor shall bear all expenses of any foreclosure proceeding which is terminated before sale at Grantor’s request.  Following any such public sale, Trustee may execute and deliver to the purchaser a deed of conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, and any statement or recital of fact in such deed in relation to the nonpayment of money secured hereby, notice by advertisement, sale, or receipt of money, shall be prima facie evidence of the truth of such statement or recital. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold in its entirety or in separate parcels, and in such manner or as Agent, in its sole discretion, may elect, and if Agent so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Code, as enacted in the State of Tennessee, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property are sold or the Obligations Secured are paid in full.  If the Obligations Secured are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease, or other security instruments, Agent may, at its option, exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Agent may determine.

Any sale held under the provisions of this Deed of Trust may be adjourned by the Trustee, or his Agent or successors, and reset at a later date without additional publication, provided that an announcement to such effect is made at the scheduled place of sale at the time and on the date the sale was originally set. Any such sale will be held within one year of the originally scheduled sale and notice will be provided to Grantor as required by T.C.A. §35-5-101(f)(3).

 (ii)Following  an Event of Default, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 4(c), either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits in law or in equity, or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations Secured or the performance of any term, covenant, condition, or agreement of this Deed of Trust or any other right, and (ii) to pursue any other remedy available to Agent, all as Agent, in its sole discretion, shall elect.  Agent shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Agent to recover any such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale as in this Deed of Trust provided, to the payment of the Obligations Secured, Agent shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Obligations Secured, and to enforce payment of all other charges, payments and costs due under this Deed of Trust, and shall be entitled to recover judgments for any portion of the debt remaining unpaid, with interest at the highest rate of interest permitted under the Loan Agreement.  If a portion of the Mortgaged Property is sold pursuant to this Section, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Obligations Secured and this Deed of Trust will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Mortgaged Property, without loss of priority and without impairment of any of Agent’s rights and remedies with respect to the unmatured portion of the Obligations Secured;

 (iii)Upon any foreclosure sale or sale of all or any portion of the Mortgaged Property under the power herein granted, Agent may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Obligations Secured as a credit to the purchase price.

(iv)In the event of a foreclosure or a sale of all or any portion of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including reasonable fees of the attorney and trustee (and attorney and trustee fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, taxes, and charges including utility charges advanced by Agent, and interest thereon; then to payment of the Obligations Secured and accrued interest thereon; and finally the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

 (v)In the event of any such foreclosure sale or sale under the power herein granted, Grantor (if Grantor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

 (vi)Grantor agrees, to the full extent permitted by law, that in case of an Event of Default hereunder, neither Grantor nor anyone claiming through or under  Grantor  will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives to the full extent that it may lawfully so do the benefit of all such laws and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted.

 (vii)Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations Secured, or any part thereof.

 (viii)In case of a sale by the Trustee enforcing the provisions hereof, Grantor waives and surrenders all right and equity of redemption, statutory right of redemption, or repurchase of said land and Mortgaged Property and all other exemptions.  From the time of the conveyance of said land under such sale by the delivery of a deed to a purchaser, Grantor and all persons holding under it, shall be and become the tenant or tenants at will of the purchaser, holding from month to month, with rent payable to such purchaser monthly in advance, commencing with the day of delivery of said deed.

 (ix)In case Agent shall have proceeded to enforce any right, power, or remedy under this Deed of Trust by foreclosure, entry, or otherwise, and such proceedings shall have been determined adversely to Agent, then in every such case, the costs and expenses incurred by Agent in such matter shall not be included in the Obligations Secured, and the Grantor, Trustee, and Agent shall be restored to their former positions and rights hereunder, and all rights, powers, and remedies of Agent  shall continue as if no such proceeding had occurred.

 (x)No right, power, or remedy conferred upon or reserved to Agent by this Deed of Trust is intended to be exclusive of any other right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder or now or hereafter existing at law, in equity, or by statute.

 (d)Rights under the Code.  With respect to those portions of the Mortgaged Property covered by the Code, Agent may exercise any and all rights granted to a secured party under the Code.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  Subject to the requirements of applicable law, the proceeds or avails of any trustee or foreclosure sale and all moneys received by Pari Passu Agent pursuant to any right given or action taken under the provisions of this Deed of Trust shall be applied as follows:

(a) To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made (including payment of the Trustee’s fees, attorneys’ fees and costs of title evidence), and in addition thereto, reasonable compensation to Pari Passu Agent, its agents and counsel, and all actual out of pocket expenses, advances, liabilities and sums made or furnished or incurred by Trustee, Pari Passu Agent or ABL Controlling Agent under this Deed of Trust and the ABL Loan Documents, together with interest at the maximum rate permitted by law, and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

(b) In accordance with the applicable provisions of the ABL Loan Documents, subject to the Intercreditor Agreements;
(c) To the payment of any other sums required to be paid by Grantor pursuant to any provision of this Deed of Trust, or any of the ABL Loan Documents; and
(d) To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

The Grantor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Deed of Trust, and this Deed of Trust is foreclosed upon or judgment is entered upon any Obligations Secured, (or, in the case of a trustee’s sale, shall  have  met  the statutory requirements thereof with respect to such collateral), execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Deed of Trust or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Trustee or Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

Section 5.3 Satisfaction of Deed of Trust

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Deed of Trust, then the Pari Passu Agent shall, promptly upon request of the Grantor, request the Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and evidence of satisfaction of the Obligations Secured to the Trustee.  Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Deed of Trust shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Grantor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Grantor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Grantor agrees, to the full extent permitted by law, that neither the Grantor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the encumbrance hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such encumbrance may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Grantor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Grantor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Deed of Trust and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Grantor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Grantor or any such affiliate or any property owned by any one or more of them.  Grantor also expressly waives all rights of redemption, whether statutory or otherwise including, but not limited to, the equity of redemption and the statutory right of redemption provided under T.C.A. §66-8-101 et seq. and under any similar or successor statute. Grantor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent or Trustee under this Deed of Trust and all notices of any Event of Default (except as may be provided for under the terms of this Deed of Trust) or of Pari Passu Agent’s or Trustee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Deed of Trust.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between this Deed of Trust and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Deed of Trust specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Grantor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy by Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Deed of Trust, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  This Deed of Trust is a “Future Advance Deed of Trust” under the laws of the State. In addition to any other Obligations Secured by this Deed of Trust, this Deed of Trust shall also secure (i) future obligations of up to $99,978,897.00 (whether as an obligation, made at the option of the Lenders, made after a reduction to a zero (0) or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of this Deed of Trust and (ii) future modifications, extensions and renewals of any indebtedness or obligations secured by this Deed of Trust.  The lien of this Deed of Trust with respect to such future obligations, advances, modifications, extensions and renewals shall have the same priority to which this Deed of Trust otherwise would be entitled without regard to the fact that such future obligations, advances, modifications, extensions, or renewals may occur after this Deed of Trust is executed.  This Section 18 shall serve as notice to all persons who may seek or obtain a lien on the Mortgaged Property subsequent to the date of recording of this Deed of Trust that until this Deed of Trust is released, that advances made subsequent to the recording of this Deed of Trust, shall be secured with the priority afforded this Deed of Trust as recorded, and all contractors, subcontractors, vendors and other Persons dealing with the Mortgaged Property, or with any Persons interested therein, are hereby required to take notice that nothing contained in this Deed of Trust shall constitute any consent or request by Agent, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Mortgaged Property, or any part thereof.

Section 5.8 Changes

.  Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Grantor and the Pari Passu Agent relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Grantor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Deed of Trust, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Deed of Trust.

(c) To the extent that the Grantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Deed of Trust.

(d) Notwithstanding the provisions of the Loan Documents and this Deed of Trust restricting (i) prepayment of the Obligations Secured, and (ii) restrictions on any transfer of the Mortgaged Property or on interests in Grantor, in the event that individually or jointly such restrictions shall be deemed by a court of competent jurisdiction to result in an unreasonable restraint on alienation of property, and therefore are unenforceable, Agent shall have the right to elect which of such provisions it desires to waive and the other shall remain in full force and effect.  Agent shall make such election within fifteen (15) business days following any such decision by a court of competent jurisdiction, after the expiration of all appeal periods.

(e) Grantor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Grantor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Deed of Trust.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust.  In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Deed of Trust.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Grantor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Grantor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Grantor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Grantor of the bringing of such proceeding).  Nothing herein is intended to prohibit Grantor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Grantor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Grantor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Grantor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Grantor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Grantor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Deed of Trust and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16Revisions to Obligations Secured. The parties acknowledge, and all third parties having notice of this Deed of Trust are hereby advised, that this Deed of Trust, and the documents evidencing the Obligations Secured may from time to time be amended, restated or otherwise modified.  Such modifications may include, without being limited to: (1) extension or acceleration of maturity dates, (2) increase or decrease in interest rates, and (3) increase or decrease in required payments.  It is the intent of the Grantor and Agent that this Deed of Trust shall retain its priority both as to the initial amount of the Obligations Secured and as to any increase in the Obligations Secured pursuant to such amendment, restatement or modification.  Accordingly, all third parties considering making advances of credit to the Grantor are advised to contact the Agent for a statement as to the details of the Obligations Secured before relying on the face of this Deed of Trust as the basis of making such advances of credit.

Section 5.17Trustee Provisions.  Agent may at any time, with or without cause and without notice to Trustee or to Grantor, remove the Trustee herein named and appoint a successor by an instrument in writing recorded in the same County and State in which this instrument is recorded.  The successor Trustee so appointed shall succeed to all the rights, title, and powers and be subject to the same obligations, duties, waivers, and immunities conferred upon the Trustee herein named, and no resignation, evidence of inability, failure to function, or evidence of absence of the Trustee herein named shall be required, and such powers of substitution shall continue so long as any part of the indebtedness secured hereby remains unpaid.  The necessity of Trustee or any successor in trust making oath, filing inventory, or giving bond as security for the execution of this trust, as required by the laws of Tennessee, is hereby expressly waived and this Deed of Trust may be modified or amended without the consent or approval of the Trustee.

Section 5.18  No Consent by Agent.  Agent has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this Deed of Trust, either under Section 66-11-108 of Tennessee Code Annotated, or otherwise.

Section 5.19  Statutory Notice.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS DEED OF TRUST SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS DEED OF TRUST MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS DEED OF TRUST ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.20    Limitation of Liability

.  Notwithstanding any other provision of this Deed of Trust or any of the ABL Loan Documents, the liability of the Grantor hereunder shall not exceed the maximum amount of liability that the Grantor can incur without rendering this Deed of Trust void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.21    Second Lien Status

.    Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Beneficiary under this Deed of Trust and the exercise of any right or remedy by or for the benefit of Beneficiary hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Deed of Trust, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Deed of Trust to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Deed of Trust shall be subject to the provisions and qualifications set forth in this Section 5.21.

Article 6 trustee PROVISIONS
Section 6.1 Liability of Trustee

.  Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct.  Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties.

Section 6.2 Retention of Money

.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received hereunder.

Section 6.3 Successor Trustees

.  Trustee may resign by the giving of notice of such resignation in writing to Pari Passu Agent. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Pari Passu Agent so to do, or if, for any reason, Pari Passu Agent shall prefer to appoint a substitute trustee to act instead of the forenamed Trustee, Pari Passu Agent shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee.  Pari Passu Agent may, from time to time, by a written instrument executed and acknowledged by Pari Passu Agent, mailed to Grantor and recorded in the County in which the Real Property is located and by otherwise complying with the provisions of the applicable law of the State, substitute a successor or successors to the Trustee named herein or acting hereunder.

Section 6.4 Perfection of Appointment

.  Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estate, properties, rights, powers and trusts of its, her or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Pari Passu Agent or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its, her or his place.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	Green Plains Obion LLC, a Tennessee limited liability company
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said County and State, on this 29th day of March, 2018, within my jurisdiction, Michelle Mapes, Chief Legal & Administration Officer of Green Plains Obion LLC, a Tennessee limited liability company, who acknowledged that she executed the above and foregoing instrument on behalf of Green Plains Obion LLC in her said representative capacity after having first been duly authorized to do so.

/s/ Ronda Alcala

Notary Public

My Commission Expires:  9/29/20

EXHIBIT A

Legal Description

Land situated in Obion County, Tennessee:

BEING a 226.298 acre tract of land located on the east side of McDonald Road and the north side of Black Lane Road and lying in the 15th Civil District of Obion County, Tennessee and being part of Parcel 18.01 Tax Map 113 and part of Parcel 9.02 Tax Map 122, both conveyed to Green Plains Obion, LLC by Deed in Record Book 145 Pages 261-264, subject to any easements, agreements, right of way that may be of record in the Obion County Register of Deeds Office, and is more particularly described as follows:

BEGINNING at an unmarked point in the present west part of McDonald Road pavement and in the south right of way of Canadian National Railway, measured 50 feet southeast of, perpendicular distance, from the centerline of the main track of said railroad, said unmarked point is witnessed by a set "mag nail" at the centerline intersection of said McDonald Road (pavement( with said main track of said railroad), lying South 06 degrees 50 minutes 17 seconds West, 69.92 feet from said mag nail, said POINT OF BEGINNING being the northwest corner of the 226.298 acre tract being described herein; Thence, North 52 degrees 23 minutes 37 seconds East, a distance of 41 .51 feet, along the southerly right of way of said Canadian National Railway {formerly ICG railroad - last deeds of record found - DB. 12-Q PGS. 381-410), to an unmarked point at the northwest corner of a strip belonging to the State of Tennessee (RB. 29 PG. 360); Thence, South 04 degrees 05 minutes 53 seconds West, a distance of 779.03 feet, along the west line of said State of Tennessee to an unmarked point; Thence, South 85 degrees 54 minutes 09 seconds East, a distance of 13.00 feet, along the State of Tennessee, to an unmarked point; Thence, North 03 degrees 54 minutes 30 seconds East, a distance of 605.00 feet, along the State of Tennessee to an unmarked point; Thence, North 03 degrees 08 minutes 55 seconds East, a distance of 181 .16 feet, continuing along the State of Tennessee, to an unmarked point in the south right of way of said Canadian National Railway; Thence, North 52 degrees 23 minutes 37 seconds East, a distance of 3549.82 feet, along the south right of way of Canadian National Railway, being 50 feet south of and parallel to the main track of said railroad, to a found iron pin (5/8 inch diameter steel rebar, capped no. 1125) at a west corner of Parcel 19 Tax Map 113, belonging to Hampton (WB. Y PG. 379; DB. 20-C PG. 351 ); Thence, South 83 degrees 10 minutes 25 seconds East, a distance of 250.00 feet, along Hampton's inside line, running along a fence and fence remnants, passing thru a found iron pin (5/8 inch diameter steel rebar, capped no. 1125) on line at 150.00 feet, crossing Dry Creek, to a point in the east edge of said creek, being another inside corner of Hampton; Thence, South 03 degrees 49 minutes 28 seconds West, a distance of 3044.62 feet, along the west line of Hampton, crossing said Dry Creek as it meanders, running in a straight line, to a found 12 inch diameter utility pole type corner post, being the southwest corner of Hampton and also being the northwest corner of Parcel 9.01 Tax Map 122, belonging to Obion Grain Co., Inc. (DB. 24-R PG. 245); Thence, South 12 degrees 26 minutes 40 second West, a distance of 1688.50 feet, along the west line of said Obion Grain Co., Inc., passing thru a found iron pin (5/8 inch diameter steel rebar, capped no. 1125) on line at 1638.50 feet, continuing to an unmarked point in the centerline of Black Lane Road; Thence, running along the centerline of Black Lane Road for the following four (4) calls: North 85 degrees 46 minutes 38 seconds West, 913.93 feet, to an unmarked point; North 85 degrees 58 minutes 26 seconds West, 338.05 feet to an unmarked point; North 85 degrees 51 minutes 32 seconds West, 126.64 feet to an unmarked point; North 85 degrees 55 minutes 08 seconds West, 95.00 feet to a point at the southeast corner of Parcel 9 Tax Map 122, belonging to Obion Grain Co., Inc. (DB. 24-R PG. 245); Thence, leaving said road and running along the east and north lines of said Obion Grain Co., Inc. property for the following six (6) calls: North 04 degrees 13 minutes 15 seconds East, 150.00 feet, passing thru a found iron pin (5/8 inch diameter steel rebar) on line at 50.00 feet, continuing to a found iron pin (5/8 inch diameter steel rebar); North 48 degrees 43 minutes 17 seconds East, 115.24 feet to a found iron pin (5/8 inch diameter steel rebar); North 19 degrees 45 minutes 54 seconds West, 457.01 feet to a found iron pin (5/8 inch diameter steel rebar); North 85 degrees 55 minutes 08 seconds West, 309.00 feet to a found iron pin (5/8 inch diameter steel rebar); South 04 degrees 13 minutes 14 seconds West, 380.00 feet to a found iron pin (5/8 inch diameter steel rebar); North 85 degrees 55 minutes 08 seconds West, 821.00 feet, passing thru a found iron pin (5/8 inch diameter steel rebar) on line at 771 .00 feet, continuing to an unmarked point in the west part of said McDonald Road, being the northwest corner of said Obion Grain Co., Inc.; Thence, running with the (old) centerline location of McDonald Road for the following five

Exhibit A-1

(5) calls: North 04 degrees 13 minutes 13 seconds East, 324.15 feet to an unmarked point; North 04 degrees 05 minutes 18 seconds East, 541.7 4 feet to an unmarked point; North 03 degrees 54 minutes 57 seconds East, 511 .19 feet to an unmarked point; North 03 degrees 38 minutes 22 seconds East, 461 .93 feet to an unmarked point; North 05 degrees 14 minutes 02 seconds East, 220.50 feet to the point of beginning.

LESS AND EXCEPT FROM THE ABOVE DESCRIBED TRACT:

BEGINNING at a set iron pin (all set iron pins in this description are 5/8 inch diameter steel rebar with plastic caps marking "TN RLS 1125 TN RLS 2956") at the northwest corner of this described tract and is located approximately 660.5 feet southeast of the centerline of the main track of Canadian National Railroad (measured perpendicular distance from said railroad track) and also located 610.55 feet southeast of the north property line of the parent tract of which this described tract is part (measured perpendicular distance from said property line), said iron pin is also located 753.93 feet easterly of the west boundary line of the parent tract of which this described tact is part (measured perpendicular distance from said property line), and also lies 37.54 feet east of the east concrete edge of a concrete plant road which runs south to the Reverse Osmosis building located on said parent property track, said POINT OF BEGINNING being the northwest corner of the 3.497 acre tract being described herein; Thence, making severance lines thru Green Plains Energy, Inc. for the following twenty six (26) calls: South 88 degrees 52 minutes 20 seconds East, 291 .02 feet to a set iron pin, said iron pin lies approximately 81 feet west of the center of the most westerly railroad track located on the plant property; South 01 degree 06 minutes 51 seconds West, 323.53 feet, to a set iron pin, said iron pin lies approximately 80.1 feet west of the center of said westerly railroad track; North 88 degrees 52 minutes 20 seconds West, 130.85 feet, running approximately 10.3 feet north of the north side of the 190 proof tank, continuing to an unmarked point; South 01 degree 19 minutes 08 seconds West, 87.05 feet, to an unmarked point; South 88 degrees 52 minutes 20 seconds East, 131 .16 feet to a set iron pin, said pin lies approximately 81 .1 feet west of the center of said most westerly railroad track located on the plant property; South 01 degree 06 minutes 51 seconds West, 49.10 feet to a set iron pin located north of pipe racks; South 88 degrees 36 minutes 33 seconds East, 71 .38 feet to a set iron pin on the northeast side of a pipe rack structure, said iron pin lies approximately 10.6 feet west of the center of said most westerly railroad track; South 01 degree 42 minutes 24 seconds West, 17.08 feet to a set iron pin located approximately 12.3 feet west of said railroad track center; South 04 degrees 19 minutes 06 seconds East, 189.53 feet to a set iron pin; South 88 degrees 42 minutes 01 second East, 70.43 feet crossing said westerly railroad track center at approximately 12. 5 feet, continuing crossing two more railroad tracks, to a set iron pin on the northeast side of a pipe rack structure, said iron pin lies approximately 9.8 feet west of the center of the most easterly railroad track running from the rail loadout structures; South 01 degree 17 minutes 00 seconds West, 147.30 feet, to a set iron pin; South 88 degrees 43 minutes 02 seconds East, 20.37 feet, crossing the center of said easterly railroad track at approximately 9.8 feet, running just north of the Enviropan Containment, to a set iron pin; South 01 degree 18 minutes 45 seconds West, 136.25 feet, to a set iron pin; North 88 degrees 43 minutes 02 seconds West, 32.90 feet, crossing the center of said railroad track at approximately 10.5 feet, continuing to a set iron pin; North 01 degree 18 minutes 30 seconds East, 269.99 feet, to a set iron pin located south of a catwalk and pipe support structure; North 88 degrees 42 minutes 01 second West, 61 .84 feet, crossing two railroad tracks, to a set iron pin; South 00 degrees 39 minutes 37 seconds West, 44.44 feet, running east of a stair structure, to a set iron pin; North 89 degrees 20 minutes 23 seconds West, 8.18 feet, to a set iron pin located approximately 0.5 feet east of a concrete plant road; North 04 degrees 19 minutes 06 seconds West, 241 .15 feet, running approximately 0.5 feet east of and parallel to the east edge of said concrete plant road, to a set iron pin; North 88 degrees 52 minutes 23 seconds West, 191.24 feet, running approximately 0.5 feet north of and parallel to the north edge of a concrete plant road, to a set iron pin; South 01 degree 04 minutes 12 seconds West, 26.40 feet to an unmarked point in the center seam of said concrete plant road; North 88 degrees 47 minutes 59 seconds West, 267.14 feet, generally along the center seam of said concrete plant road, to an unmarked point; North 01 degree 04 minutes 12 seconds East, 55.16 feet, to a set iron pin located north of a pipe support structure, said iron pin lies approximately 8.3 feet south of the south side of the Reverse Osmosis building located on the parent tract; South 88 degrees 52 minutes 20 seconds East, 112.18 feet, crossing a concrete plant drive, to a set iron pin, said iron pin lies approximately 3.3 feet east of the east edge of said concrete drive; North 01 degree 56 minutes 49 seconds East, 44.09 feet to a set iron pin; North 01 degree 06 minutes 51 seconds East, 410.58 feet, to the point of beginning, containing 3.497 acres or 152,326.6 square feet.

TOGETHER WITH NON-EXCLUSIVE Reciprocal Easement Agreement by and between Ethanol Grain   Processors, LLC, a Tennessee limited liability company and Obion Grain Co., Inc., a Tennessee corporation, dated December 22, 2006, filed for record December 28, 2006 in Deed Book 26-X, Page 215, in the Register's Office of Obion County, Tennessee